UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 2, 2026
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
65 Market Street
Suite 1207, Jasmine Court
P.O. Box 31110
Camana Bay
Grand Cayman
Cayman Islands		KY1-1205
(Address of principal executive offices)		(Zip code)
(205) 291-3440
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	GLRE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2026, David Sigmon provided Greenlight Capital Re, Ltd. (the “Company”) with notice of his intent to resign from his position as the General Counsel, Chief Compliance Officer and Corporate Secretary of the Company, with such resignation to be effective on May 1, 2026. Mr. Sigmon’s resignation is not a result of any disagreement with the Company, the Board of Directors of the Company, or any matter relating to the Company’s operations, policies, or practices. Mr. Sigmon will continue in his current roles until his departure.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Faramarz Romer
Name:	Faramarz Romer
Title:	Chief Financial Officer
Date:	February 5, 2026